CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated the Chief Executive Officer or  the

Chief Financial Officer of CryoLife Inc to execute and file on the undersigneds behalf all Forms 3 4 and 5 including any amendments thereto that the undersigned may be required to file with the US Securities and Exchange

Commission as a result of the undersigned's ownership of or transactions in securities of the CryoLife Inc The authority of the Chief Executive Officer or the Chief Financial Officer of CryoLife Inc under this Statement shall continue until the undersigned is no longer required to file Forms 3 4 and 5 with regard to the undersigneds ownership of or transactions in securities of CryoLife Inc unless earlier revoked in writing. The undersigned acknowledges that the Chief Executive Officer or the Chief Financial Officer of CryoLife Inc is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated as of 2 15  2011

Scott B. Capps

Scott B. Capps